Exhibit 3.31
(STAMP)
ARTICLES OF INCORPORATION
OF
RH FINANCIAL CORPORATION
FIRST. The name of the corporation is RH Financial Corporation (herein referred to as the “Corporation”).
SECOND. Its registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.
THIRD. The number and classes and/or series of shares the Corporation is authorized to issue is as follows:

Number of Authorized Shares	Par Value	Class or Series

1,000 shares	$1.00 (per share)	Common Stock
The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class and/or series is as follows:
Each share of Common Stock is entitled to one vote.
FOURTH. The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation.

The names and addresses of the first board of directors, which shall be three in number, are as follows:

NAME	ADDRESS

R. W. Lockwood	800 Market Street, Suite 2900
St. Louis, MO 63101

C. G. Huber, Jr.	800 Market Street, Suite 2900
St. Louis, MO 63101

J. E. Neiger	800 Market Street, Suite 2900
St. Louis, MO 63101
FIFTH. The name and address of the sole incorporator signing these Articles of Incorporation is as follows:

NAME	ADDRESS

J. E. Neiger	800 Market Street, Suite 2900
St. Louis, MO 63101
I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of August, 1997.

/s/ J. E. Neiger
J. E. Neiger, Incorporator

STATE OF MISSOURI	)
	)	ss.
CITY OF ST. LOUIS	)
     On this 14th day of August, 1997, before me, a Notary Public, personally appeared J. E. Neiger, who personally acknowledged that she executed the above instrument.

(SEAL)	/s/ Pamela L. Felts

Notary Public

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT
The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above-named corporation.

The Corporation Trust Company of Nevada Resident Agent
By:	/s/ M. S. Green
M. S. Green
Assistant Secretary

Date: August 14, 1997

(STAMP)
ARTICLES OF MERGER
OF
BREMNER FINANCE, INC.
INTO
RH FINANCIAL CORPORATION
     FIRST: The name of the surviving corporation is RH Financial Corporation, and the place of its incorporation is the State of Nevada. The name and place of incorporation of the corporation being merged into the surviving corporation is Bremner Finance, Inc., incorporated in the State of Delaware, the laws of which permits this merger.
     SECOND: An Agreement and Plan of Merger was adopted by the Board of Directors of each corporation that is a party to this merger.
     THIRD: The Agreement and Plan of Merger was entitled to be and was approved by the Board of Directors of RH Financial Corporation, without the approval of the stockholders thereof being required.
     FOURTH: The complete executed Agreement and Plan of Merger is on file at the place of business of RH Financial Corporation located at 800 Market Street, Suite 2900, St. Louis, Missouri 63101, and a copy of the Agreement and plan of Merger will be furnished by RH Financial Corporation on request and without cost to any stockholder of any corporation which is a party to this merger.
     FIFTH: All corporations party to this merger have complied with the laws of their respective jurisdiction of incorporation concerning this merger.
     SIXTH: This merger shall be effective on September 30, 1997.

RH FINANCIAL CORPORATION
By:	/s/ D. J. Sescleifer
D. J. Sescleifer, President

By:	/s/ R.W. Lockwood
R.W. Lockwood, Secretary

State of Missouri	)
	)	ss.
County of City of St. Louis	)
     On September 29, 1997, personally appeared before me, a Notary Public, D. J. Sescleifer and R.W. Lockwood, who acknowledged that they executed the above instrument.

(STAMP)	/s/ Julie E. Neiger
Signature of Notary
[Notary Stamp or Seal]